UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2014 (January 23, 2014)

VIROPHARMA INCORPORATED
(Exact Name of Registrant as Specified in its Charter)

DELAWARE	0-021699	23-2789550
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

730 STOCKTON DRIVE, EXTON, PENNSYLVANIA	19341
(Address of Principal Executive Offices)	(Zip Code)

(610) 458-7300
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Introductory Note

As previously disclosed, ViroPharma Incorporated, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of November 11, 2013 by and among the Company, Shire Pharmaceutical Holdings Ireland Limited, a company incorporated in Ireland (“SPHIL”), Venus Newco, Inc., a Delaware corporation and wholly owned subsidiary of SPHIL (“Purchaser”), and, solely for purposes of Section 10.16 of the Merger Agreement, Shire plc, a company incorporated in Jersey, Channel Islands, (“Shire”), providing for the merger (the “Merger”) of Purchaser with and into the Company, with the Company as the surviving corporation and a wholly owned subsidiary of SPHIL (the “Surviving Corporation”).  Pursuant to the Merger Agreement, Purchaser commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.002 per share (the “Shares”), at a price per share of $50.00 (the “Offer Price”), net to the seller in cash, without interest and less any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase dated November 25, 2013, as amended or supplemented from time to time, and in the related Letter of Transmittal.

Item 1.01 Entry into a Material Definitive Agreement.

In connection with the Merger, on January 24, 2014, the Company entered into the Second Supplemental Indenture (the “Second Supplemental Indenture”) between the Company and Wilmington Trust Company, as trustee, relating to the Company’s 2.0% Senior Convertible Notes due March 2017 (the “Convertible Notes”).  Pursuant to the Second Supplemental Indenture, the Convertible Notes no longer are convertible into Shares and instead are convertible into an amount of Merger Consideration (as defined in Item 2.01) that the holder would have received if such holder’s Convertible Notes were converted immediately prior to the Merger.

Item 1.02. Termination of a Material Definitive Agreement.

On January 23, 2014, in connection with the Merger, the Company, as borrower, terminated the Credit Agreement dated as of September 9, 2011 by and among the Company, the lenders from time to time party thereto (the “Lenders”) and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (as amended or supplemented, the “Credit Agreement”).  In connection with the termination, the Company paid all fees and other amounts due under the Credit Agreement. No early termination penalties were incurred by the Company.  The Company previously filed the Credit Agreement as an exhibit to its Quarterly Report on Form 10-Q filed on October 27, 2011.

Item 2.01. Completion of Acquisition or Disposal of Assets.

At midnight, New York City time, on Thursday, January 23, 2014 (one minute after 11:59 p.m., New York City time, on January 23, 2014), the Offer expired as scheduled and was not extended.  As of midnight on January 23, 2014, approximately 53,745,956 Shares (excluding 3,597,087 Shares tendered by notice of guaranteed delivery) had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 79.5% of the outstanding Shares.

The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not withdrawn prior to the expiration of the Offer a number of Shares (excluding Shares tendered by notice of guarantee delivery) which, together with the Shares already owned by SPHIL and its subsidiaries, represent at least a majority of the total number of Shares outstanding as of the expiration of the Offer. All conditions to the Offer having been satisfied or waived, Purchaser accepted for payment, and has paid or will promptly pay for, all Shares validly tendered into and not withdrawn from the Offer.

Each option to purchase Shares that was outstanding immediately prior to the closing of the Offer (whether vested or unvested) was cancelled as of such closing and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such option immediately prior to such cancellation and (ii) the excess, if any, of the Offer Price over the exercise price per Share of such option, less any required withholding taxes.

Each performance share unit that was outstanding immediately prior to the closing of the Offer (whether vested or unvested) was cancelled as of such closing and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares that would be delivered in respect of such performance share unit assuming achievement of the applicable performance metrics at the maximum level (200% of target) as of the end of the applicable performance period and (ii) the Offer Price, less any required withholding taxes.

Each restricted stock unit that was outstanding immediately prior to the closing of the Offer (whether vested or unvested) was cancelled as of such closing and converted into the right to receive an amount in cash equal to the product of (i) the total number of Shares subject to such restricted stock unit and (ii) the Offer Price, less any required withholding taxes.

Following the consummation of the Offer, the remaining conditions to the Merger set forth in the Merger Agreement were satisfied or waived, and on January 24, 2014, SPHIL completed the acquisition of the Company by consummating the Merger pursuant to the terms of the Merger Agreement and in accordance with section 251(h) of the  Delaware General Corporation Law (the “DGCL”). At the effective time of the Merger (the “Effective Time”), any Shares  not purchased pursuant to the Offer (other than Shares owned by SPHIL or Purchaser, or the Company or any of its subsidiaries, and Shares owned by stockholders who had properly exercised any available rights of appraisal under section 262 of the DGCL) were automatically converted into the right to an amount equal to the Offer Price (the “Merger Consideration”).

The aggregate consideration paid in connection with the Offer and the Merger was approximately $4.23 billion.  Shire provided Purchaser with the necessary funds to fund the acquisition through (i) borrowings under the Facilities Agreement dated November 11, 2013 among Shire, Morgan Stanley Bank International Limited, as mandated lead arranger and bookrunner, a syndicate of lenders and the other parties thereto, (ii) borrowings under the Multicurrency Revolving and Swingline Facilities Agreement dated November 23, 2010 among Shire and a number of financial institutions, for which Abbey National Treasury Services Plc (trading as Santander Global Banking and Markets), Bank of America Securities Limited, Barclays Capital, Citigroup Global Markets Limited, Lloyds TSB Bank plc and The Royal Bank of Scotland plc acted as mandated lead arrangers and bookrunners and (iii) cash on hand, in each case, on the terms and conditions previously disclosed in the Tender Offer Statement on Schedule TO filed by SPHIL and Purchaser on November 25, 2013.

The foregoing is a general description of the Offer, the Merger and the Merger Agreement; it does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the United States Securities and Exchange Commission (the “SEC”) on November 12, 2013, and is incorporated herein by reference.

The information set forth in the Introduction of this Current Report on Form 8-K is incorporated herein by reference in response to this Item 2.01.

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

The consummation of the Offer, the consummation of the Merger, the removal of the Shares from trading on The NASDAQ Stock Market LLC (“NASDAQ”) described in Item 3.01 and the replacement of the Company’s directors described in Item 5.02 each constituted a “Fundamental Change” under the indenture governing the Convertible Notes (as amended or supplemented, the “Indenture”). As a result, pursuant to the Indenture, the holders of the Convertible Notes currently have the right (i) to require the Company to repurchase their Convertible Notes at a cash price equal to 100% of the principal amount plus accrued and unpaid interest on a repurchase date specified by the Company or (ii) to convert their Convertible Notes at the Conversion Rate (as defined in the Indenture).

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 24, 2014, in connection with the Merger, the Company notified NASDAQ of the completion of the Merger and requested that trading of the Shares be suspended.  In addition, the Company requested that NASDAQ file a Notification of Removal from Listing and/or Registration on Form 25 with the SEC to delist the Shares from NASDAQ and deregister the Shares under section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the deregistration of the Shares and the suspension of the Company’s reporting obligations under sections 13 and 15(d) of the Exchange Act. The information disclosed under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth under Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01. Changes in Control of Registrant.

As a result of the consummation of the Offer and the Merger, a change in control of the Company occurred.  Upon the Effective Time, the Company became a wholly owned subsidiary of SPHIL.  The information disclosed under Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In accordance with the terms of the Merger Agreement, at the Effective Time, the directors of Purchaser immediately prior to the Effective Time became the directors of the Surviving Corporation.  Accordingly, each of William D. Claypool, Julie H. McHugh, John R. Leone, Vincent J. Milano, Howard H. Pien, Paul A. Brooke, Michael R. Dougherty and Robert J. Glaser ceased serving as members of the Company’s board of directors as of the Effective Time.  In addition, immediately following the Effective Time, all of the officers of the Company immediately prior to the Effective Time were removed and were replaced by the officers of Purchaser.

Item 5.03. Amendments to Articles of Incorporation or By-Laws.

Pursuant to the Merger Agreement, at the Effective Time, the certificate of incorporation of the Company was amended and restated in its entirety.  In addition, at the Effective Time, the bylaws of the Company were amended and restated in their entirety.  The amended and restated certificate of incorporation and bylaws of the Company, each as in effect immediately following the Effective Time, are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

3.1	Fourth Amended and Restated Certificate of Incorporation of ViroPharma Incorporated, amended as of January 24, 2014.

3.2	Amended and Restated By-Laws of ViroPharma Incorporated, amended as of January 24, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIROPHARMA INCORPORATED

By:	/s/ Ellen Rosenberg
Name: Ellen Rosenberg
Title: Secretary

Date: January 24, 2014

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Fourth Amended and Restated Certificate of Incorporation of ViroPharma Incorporated, amended as of January 24, 2014.

3.2	Amended and Restated By-Laws of ViroPharma Incorporated, amended as of January 24, 2014.